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                                                                    Exhibit 11.1

                        Registrant: Raster Graphics, Inc.

              Statement of Computation of Income (Loss) Per Share
                      (In thousands, except per share data)


                                           Three Months Ended            Nine Months Ended
                                             September 30,                September 30,
                                         ---------------------        ---------------------
                                           1996         1995           1996          1995
                                         -------       -------        -------       -------
HISTORICAL:

Net income (loss)                        $   964       $  (329)       $ 2,165       $   (55)
                                         =======       =======        =======       =======
Weighted average common
   shares outstanding                      5,388           207          2,070           203
Common equivalent shares from
   stock options, convertible
   preferred stock and warrants            3,561          --            5,320          --
Shares related to SAB Nos. 55, 64,
   and 83                                   --             802            535           802
                                         -------       -------        -------       -------
Shares used in computing net
   income (loss) per share                 8,949         1,009          7,925         1,005
                                         =======       =======        =======       =======
Net income (loss) per share              $  0.11       $ (0.33)       $  0.27       $ (0.05)
                                         =======       =======        =======       =======

PROFORMA:

Net income (loss)                        $   964       $  (329)       $ 2,165       $   (55)
                                         =======       =======        =======       =======
Weighted average common
   shares outstanding                       5,388           207          2,070           203
Common equivalent shares from
   stock options, convertible
   preferred stock and warrants            3,561         5,449          5,320         5,383
Shares related to SAB Nos. 55, 64,
   and 83                                   --             802            535           802
                                         -------       -------        -------       -------
Shares used in computing net
   income (loss) per share                 8,948         6,458          7,925         6,388
                                         =======       =======        =======       =======
Net income (loss) per share              $  0.11       $ (0.05)       $  0.27       $ (0.01)
                                         =======       =======        =======       =======